                                 SCHEDULE 14A
                                (Rule 14a-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                           SCHEDULE 14A INFORMATION

          Proxy Statement Pursuant to Section 14(a) of the Securities
                    Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_]  Preliminary Proxy Statement         [_]  Confidential, for Use of the
                                              Commission Only (as permitted by
                                              Rule 14a-6(e)(2))

[X]  Definitive Proxy Statement

[_]  Definitive Additional Materials

[_]  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                                Phone.com, Inc.
--------------------------------------------------------------------------------
               (Name of Registrant as Specified in Its Charter)


--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X]  No fee required

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1) Title of each class of securities to which transaction applies:

     -------------------------------------------------------------------------

     (2) Aggregate number of securities to which transaction applies:

     -------------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

     -------------------------------------------------------------------------

     (4) Proposed maximum aggregate value of transaction:

     -------------------------------------------------------------------------

     (5) Total fee paid:

     -------------------------------------------------------------------------

[_]  Fee paid previously with preliminary materials.

[_]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

     (1) Amount previously paid:

     -------------------------------------------------------------------------

     (2) Form, Schedule or Registration Statement No.:

     -------------------------------------------------------------------------

     (3) Filing Party:

     -------------------------------------------------------------------------

     (4) Date Filed:

     -------------------------------------------------------------------------

Notes:

                                Phone.com, Inc.

                   Notice of Annual Meeting of Stockholders


                         To Be Held December 17, 1999


     The Annual Meeting of Stockholders (the "Annual Meeting") of Phone.com, Inc., a Delaware corporation ("Phone.com"), will be held at The Stanford Park Hotel, 100 El Camino Real, Menlo Park, CA 94025 on Friday, December 17, 1999, at 2:00 p.m., local time, for the following purposes:

     1. To elect directors to serve until the next Annual Meeting or until their respective successors are elected and qualified;

     2. To approve an amendment to the Amended and Restated Certificate of Incorporation to increase the number of authorized shares of Common Stock from 100,000,000 to 250,000,000;

     3. To ratify the appointment of KPMG LLP as Phone.com's independent auditors for the fiscal year ending June 30, 2000; and

     4. To transact such other business as may properly come before the Annual Meeting and any adjournment or postponement thereof.

     The foregoing items of business, including the nominees for directors, are more fully described in the Proxy Statement which is attached and made a part of this Notice.

     The Board of Directors has fixed the close of business on October 29, 1999 as the record date for determining the stockholders entitled to notice of and to vote at the Annual Meeting and any adjournment or postponement thereof.

     All stockholders are cordially invited to attend the Annual Meeting in person. However, whether or not you expect to attend the Annual Meeting in person, you are urged to mark, date, sign and return the enclosed proxy card as promptly as possible in the postage-prepaid envelope provided to ensure your representation and the presence of a quorum at the Annual Meeting. If you send in your proxy card and then decide to attend the Annual Meeting to vote your shares in person, you may still do so. Your proxy is revocable in accordance with the procedures set forth in the Proxy Statement.

                                    By Order of the Board of Directors,

                                    Alan Black
                                    Chief Financial Officer, Vice President
                                    Of Finance and Administration and Treasurer


Redwood City, California
November 11, 1999

-------------------------------------------------------------------------------
                                   IMPORTANT
                                   ---------

WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, PLEASE SIGN AND RETURN THE ENCLOSED PROXY CARD AS PROMPTLY AS POSSIBLE IN THE ENCLOSED POSTAGE-PREPAID ENVELOPE. IF A QUORUM IS NOT REACHED, THE COMPANY WILL HAVE THE ADDED EXPENSE OF RE-ISSUING THESE PROXY MATERIALS. IF YOU ATTEND THE MEETING AND SO DESIRE, YOU MAY WITHDRAW YOUR PROXY AND VOTE IN PERSON.
                         THANK YOU FOR ACTING PROMPTLY.
-------------------------------------------------------------------------------

                                PHONE.COM, INC.
                             800 Chesapeake Drive
                            Redwood City, CA 94063

                                PROXY STATEMENT

     This Proxy Statement is furnished in connection with the solicitation by the Board of Directors (the "Board") of Phone.com, Inc., a Delaware corporation
                             -----
("Phone.com"), of proxies in the enclosed form for use in voting at the Annual Meeting of Stockholders (the "Annual Meeting") to be held at The Stanford Park Hotel, 100 El Camino Real, Menlo Park, CA 94025 on Friday, December 17, 1999, at 2:00 p.m., local time, and any adjournment or postponement thereof. Phone.com's principal executive offices are located at 800 Chesapeake Drive , Redwood City, CA 94063 and the telephone number at that location is (650) 562-0200.

     Phone.com intends to mail this Proxy Statement, the enclosed proxy card and the Phone.com Annual Report to Stockholders for the year ended June 30, 1999, including financial statements, to stockholders entitled to vote at the meeting on or about November 11, 1999.

Revocability of Proxies

     Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before its use by delivering to Phone.com (Attention:
Alan Black, Chief Financial Officer) a written notice of revocation or a duly executed proxy bearing a later date, or by attending the Annual Meeting and voting in person.

Record Date; Voting Securities


     The close of business on October 29,1999 has been fixed as the record date (the "Record Date") for determining the holders of shares of Common Stock of
      -----------
Phone.com entitled to notice of and to vote at the Annual Meeting. At the close of business on October 27, 1999, Phone.com had approximately 32,468,774 shares of Common Stock outstanding and held of record by approximately 185 stockholders.

Voting and Solicitation

     Each outstanding share of Common Stock on the Record Date is entitled to one vote on all matters. Shares of Common Stock may not be voted cumulatively.

     Votes cast by proxy or in person at the Annual Meeting will be tabulated by the Inspector of Elections (the "Inspector") with the assistance of Phone.com's transfer agent. The Inspector will also determine whether or not a quorum is present. The nominees for election as directors at the Annual Meeting will be elected by a plurality of the votes of the shares of Common Stock present in person or represented by proxy at the meeting. The amendment to the Amended and Restated Certificate of Incorporation (the "Certificate") must be approved by the holders of a majority of the outstanding Common Stock entitled to vote at the Annual Meeting in order to be effective. All other matters submitted to the stockholders will require the affirmative vote of a majority of shares present in person or represented by proxy at a duly held meeting at which a quorum is present, as required under Delaware law for approval of proposals presented to stockholders. In general, Delaware law also provides that a quorum consists of a majority of the shares entitled to vote and present in person or represented by proxy. The Inspector will treat abstentions as shares that are present and entitled to vote for purposes of determining the presence of a quorum and as negative votes for purposes of determining the approval of any matter submitted to the stockholders for a vote.

     Any proxy which is returned using the form of proxy enclosed and which is not marked as to a particular item will be voted FOR the election of directors, FOR ratification of the appointment of the designated independent auditors, FOR approval of the amendment to the Certificate and as the proxy holders deem advisable on other matters that may come before the meeting, as the case may be with respect to the item not marked. If a broker indicates on the enclosed proxy or its substitute that it does not have discretionary authority as to certain shares to vote on a particular matter ("broker non-votes"), those shares will not be considered as present with respect to that matter.

     The solicitation of proxies will be conducted by mail, and Phone.com will bear all attendant costs. These costs will include the expense of preparing and mailing proxy solicitation materials for the Annual Meeting and reimbursements paid to brokerage firms and others for their expenses incurred in forwarding solicitation materials regarding the Annual Meeting to beneficial owners of the Common Stock. Phone.com may conduct further solicitation personally, telephonically or by facsimile through its officers, directors and employees, none of whom will receive additional compensation for assisting with the solicitation.

                                PROPOSAL NO. 1

                             ELECTION OF DIRECTORS

Nominees

     At the Annual Meeting, the stockholders will elect six (6) directors to serve until the next Annual Meeting of Stockholders or until their respective successors are elected and qualified. In the event any nominee is unable or unwilling to serve as a director at the time of the Annual Meeting, the proxies may be voted for the balance of those nominees named and for any substitute nominee designated by the present Board or the proxy holders to fill such vacancy, or for the balance of the nominees named without nomination of a substitute, or the size of the Board may be reduced in accordance with the Bylaws of Phone.com. The Board has no reason to believe that any of the persons named below will be unable or unwilling to serve as a nominee or as a director if elected.

     Assuming a quorum is present, the six (6) nominees receiving the highest number of affirmative votes of shares entitled to be voted for them will be elected as directors of Phone.com for the ensuing year. Unless marked otherwise, proxies received will be voted FOR the election of each of the six
(6) nominees named below. In the event that additional persons are nominated for election as directors, the proxy holders intend to vote all proxies received by them in such a manner as will ensure the election of as many of the nominees listed below as possible, and, in such event, the specific nominees to be voted for will be determined by the proxy holders.

     The names of the nominees, their ages as of September 30, 1999 and certain other information about them are set forth below:

Name of Nominee                                Age                    Principal Occupation            Director Since
---------------                                ---                    --------------------            --------------
Alain Rossmann                                  43           Chairman and Chief Executive Officer          1994

Charles Parrish                                 52           Executive Vice President and Director         1995

Roger Evans                                     54           Director                                      1995

Reed Hundt                                      51           Director                                      1999

David Kronfeld                                  51           Director                                      1998

Andrew Verhalen                                 43           Director                                      1995

     There are no family relationships among any of the directors or executive officers of Phone.com.


   Alain Rossmann. Mr. Rossmann is the founder, Chairman and Chief Executive Officer of Phone.com. Prior to founding Phone.com in December 1994, he was Chief Executive Officer of EO Corporation, a pioneer in personal digital assistant devices, from 1991 to 1993, when it was sold to AT&T. Prior to his involvement with EO, he was Vice President of Operations for C-Cube Microsystems Inc., a semiconductor design company, from 1989 to 1991. From 1986 to 1989, Mr. Rossmann co-founded and served as Vice President of Marketing and Sales at Radius, Inc., a developer of digital video products. From 1983 to 1986, Mr. Rossmann was manager of the third-party developer group at Apple Computer, Inc. Mr. Rossmann holds an M.S. degree in Mathematics from the Ecole Polytechnique, an M.S. degree in Civil Engineering from Ecole Nationale des Ponts et Chaussees and an M.B.A. degree from Stanford University.

   Charles Parrish. Mr. Parrish joined Phone.com as President and a director in June 1995, and was appointed Executive Vice President in June 1997. Mr. Parrish was General Manager of the Mobile Data Division of GTE Mobile Communications, a telecommunications company, from 1994 to June 1995, and Vice President of Marketing for GTE, from 1991 to 1994. Prior to working for GTE, Mr. Parrish was Senior Vice President of Operations for Contel Cellular, a telecommunications company, from July 1990 to 1991, when Contel was acquired by GTE. Prior to serving at Contel, he was the co-Founder, President and Chief Executive Officer of AmeriCom Corporation, a telecommunications equipment company, from 1984 to June 1990. Mr. Parrish served as Executive Assistant to the Secretary of the United States Department of the Interior under the Carter Administration. Mr. Parrish holds a B.S. degree in Industrial Management from the Georgia Institute of Technology.

   Roger Evans. Mr. Evans has been a director of Phone.com since September 1995. Mr. Evans has been associated with Greylock Management Corporation, a Boston-based venture capital firm, since 1989, serving as a general partner since January 1991. He also serves as a director of, Maker Communications, Inc., a communications semiconductor company, and several other privately-held companies.

   Reed Hundt. Mr. Hundt has been a director of Phone.com since April 1999. Since November 1998, Mr. Hundt has been a senior advisor on information industries to McKinsey & Company, a worldwide management consulting firm. He has also been a principal of Charles Ross Partners, LLC, a Bethesda, Maryland firm that provides consulting and investment advice on telecommunications, since November 1997. From November 1993 to November 1997, Mr. Hundt was Chairman of the Federal Communications Commission. Prior to joining the FCC, Mr. Hundt was a partner at the law firm of Latham & Watkins. Mr. Hundt serves on the boards of directors of Allegiance Telecom, Inc., NorthPoint Communications, Inc., and Novell, Inc.

   David Kronfeld. Mr. Kronfeld has been a director of Phone.com since February 1998. Mr. Kronfeld founded JK&B Capital in January 1996 and is the managing member. Mr. Kronfeld is also a general partner at Boston Capital Ventures, where he specializes in the telecommunications and software industries. Before joining Boston Capital Ventures in October 1989, Mr. Kronfeld was the Vice President of Acquisitions and Venture Investments at Ameritech, a telecommunications company, from October 1984 to October 1989. Prior to working for Ameritech, Mr. Kronfeld was a Senior Manager at Booz Allen & Hamilton, an international management consulting firm, from 1977 to 1981. Mr. Kronfeld is a director of SCC Communications, Inc., a 911 service provider, MGC Communications, Inc., a local exchange carrier, and 21st Century Telecom Group, a telecommunications company. He holds a B.S. degree in Electrical Engineering and an M.S. degree in Computer Science from Stevens Institute of Technology and an M.B.A. degree from The Wharton School of Business.

   Andrew Verhalen. Mr. Verhalen has been a director of Phone.com since September 1995. Mr. Verhalen is a general partner of Matrix Partners, a venture capital firm, which he joined in 1992. From 1986 to 1991, Mr. Verhalen worked at 3Com Corporation, a network equipment manufacturer, initially as a Vice President of Marketing, then as Vice President and General Manager of the Network Adapter Division. Prior to joining 3Com, he worked for five years in the Microprocessor Group at Intel Corporation, in various marketing, management and strategic planning roles. He currently is a director of Alteon WebSystems, an Internet equipment manufacturer, Copper Mountain Networks, a network equipment manufacturer, WatchGuard Technologies, a network security company, and several private technology companies. Mr. Verhalen holds a B.S. degree in Electrical Engineering, an M. Eng. degree in Electrical Engineering and an M.B.A. degree from Cornell University.

Meetings and Committees of the Board of Directors

          During the period from June 30, 1998 through June 30, 1999 (the "last
                                                                           ----
fiscal year"), the Board met nine (9) times and no director attended fewer than
-----------
75% of the aggregate number of meetings of the Board and meetings of the committees of the Board on which he or she serves. The Board has an Audit Committee and a Compensation Committee.

     The Audit Committee consists of directors Roger Evans and David Kronfeld, two of Phone.com's non-employee directors, and held no meetings during the last fiscal year. The Audit Committee recommends the engagement of the firm of certified public accountants to audit the financial statements of Phone.com and monitors the effectiveness of the audit effort, Phone.com's financial and accounting organization and its system of internal accounting controls.

     The Compensation Committee consists of directors Roger Evans and Andrew Verhalen, and held no meetings during the last fiscal year. Its functions are to establish and administer our policies regarding annual executive salaries and cash incentives and long-term equity incentives. The Compensation Committee administers the 1995 and 1995 Stock Plans, 1999 Directors' Stock Option Plan and 1999 Employee Stock Purchase Plan.

Compensation of Directors

          Except for reimbursement for reasonable travel expenses relating to attendance at board meetings and the grant of stock options, directors are not compensated for their services as directors. Directors who are employees of Phone.com are eligible to participate in our 1995 and 1996 Stock Plans and will be eligible to participate in our Employee Stock Purchase Plan. Directors who are not employees of Phone.com are eligible to participate in our 1996 Stock Plan and our Directors' Stock Option Plan. The Directors' Stock Option Plan provides that each person who becomes a nonemployee director after the completion of of our initial public offering in June 1999 will be granted a nonstatutory stock option to purchase 33,333 shares of common stock on the date on which the individual first becomes a nonemployee director. Thereafter, on the first board of directors meeting date of each calendar quarter beginning on or after October 1, 2000, each nonemployee director who was a member of the board of directors prior to our initial public offering in June 1999 will be granted an option to purchase 2,500 shares of common stock. In addition, on the first board of directors meeting date of each calendar quarter that begins at least one year following the initial option grant to a nonemployee director who becomes a director after the completion of our initial public offering in June 1999, but in no event earlier than October 1, 2000, the director will be granted an option to purchase 2,500 shares of common stock.

   All options granted under the Directors' Stock Option Plan shall vest in full immediately upon grant of the option and have a term of five years.

Recommendation of the Board:

                        THE BOARD RECOMMENDS A VOTE FOR
                   THE ELECTION OF ALL NOMINEES NAMED ABOVE.

                                PROPOSAL NO. 2

 AMENDMENT TO CERTIFICATE TO INCREASE THE AUTHORIZED NUMBER OF SHARES OF COMMON
                                     STOCK


          Phone.com's current Certificate authorizes the issuance of 100,000,000 shares of Common Stock and 5,000,000 shares of Preferred Stock. The Board has proposed an amendment to the Certificate (the "Amendment") to increase the number of authorized shares of Common Stock from 100,000,000 to 250,000,000.
The stockholders are being asked to approve the Amendment.

          On June 30, 1999, there were 31,213,094 shares of Common Stock issued and outstanding. This number does not include 8,919,501 shares reserved for issuance under outstanding options and warrants to purchase shares of Common Stock as well as shares reserved for future issuance under our equity incentive plans as of June 30, 1999, 1,196,513 shares issued to former shareholders of APiON Telecoms Ltd. in connection with Phone.com's acquisition of APiON in October 1999 and approximately 20,000 shares reserved for issuance to former employees of APiON. In addition, Phone.com has reserved Common Stock for issuance in connection with the two-for-one stock split of its outstanding Common Stock which will be effected through a stock dividend to all stockholders of record as of October 29, 1999.

          The following is the text of Article 4(A) of the Certificate, as proposed to be amended:

          "(A)  Classes of Stock.  The Corporation is authorized to issue two
                ----------------
          classes of stock to be designated, respectively, "Common Stock" and
                                                            ------------
          "Preferred Stock." The total number of shares which the Corporation is authorized to issue is 255,000,000 shares, each with a par value of $0.001 per share. 250,000,000 of such shares shall be Common Stock, and 5,000,000 of such shares shall be Preferred Stock."


          The purpose of the Amendment is to allow Phone.com to have a sufficient number of shares of authorized and unissued Common Stock which can be issued in connection with such corporate purposes as may, from time to time, be considered advisable by the Board. Having such shares available for issuance in the future will give Phone.com greater flexibility and will allow such shares to be issued as determined by the Board without the expense and delay of a special stockholders' meeting to approve such additional authorized capital stock. Such corporate purposes, could include, without limitation: issuance in connection with acquisitions, the issuance of shares in connection with stock splits or stock dividends, the issuance of Common Stock upon exercise of options granted under Phone.com's various stock option plans or in connection with other employee benefit plans and issuances in connection with equity financings.

          The increase in authorized Common Stock will not have any immediate effect on the rights of existing stockholders. However, the Board will have the authority to issue authorized Common Stock without requiring future stockholder approval of such issuances, except as may be required by the Certificate and applicable law and regulations. To the extent that the additional authorized shares are issued in the future, they will decrease the existing stockholders' percentage equity ownership and, depending upon the price at which they are issued as compared to the price paid by existing stockholders for their shares, could be dilutive to the existing stockholders. The holders of Common Stock have no preemptive rights.

          The increase in the authorized number of shares of Common Stock and the subsequent issuance of such shares could have the effect of delaying or preventing a change in control of Phone.com without further action by the stockholders. Shares of authorized and unissued Common Stock could (within the limits imposed by applicable law) be issued in one or more transactions which would make a change in control of Phone.com more difficult, and therefore less likely. Any such issuance of additional stock could have the effect of diluting the earnings per share and book value per share of outstanding shares of Common Stock, and such additional shares could be used to dilute the stock ownership or voting rights of a person seeking to obtain control of Phone.com. The Board is not aware of any attempt to take control of Phone.com and has not presented this proposal with the intention to be utilized as a type of antitakeover device.

Approval Required

          Approval of Proposal No. 2 requires the affirmative vote of a majority of the outstanding shares of Common Stock entitled to vote at the Annual Meeting.

Recommendation of the Board

          THE BOARD RECOMMENDS A VOTE FOR APPROVAL OF THE PROPOSED AMENDMENT TO THE AMENDED AND RESTATED CERTIFICATE OF INCORPORATION TO INCREASE THE AUTHORIZED SHARES OF COMMON STOCK FROM 100,000,000 TO 250,000,000.

                                PROPOSAL NO. 3

              RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

     KPMG LLP has served as Phone.com's independent auditors since December 1994 and has been appointed by the Board to continue as Phone.com's independent auditors for the fiscal year ending June 30, 2000. In the event that ratification of this selection of auditors is not approved by a majority of the shares of Common Stock voting at the Annual Meeting in person or by proxy, the Board will reconsider its selection of auditors.

     A representative of KPMG LLP is expected to be present at the Annual Meeting. This representative will have an opportunity to make a statement and will be available to respond to appropriate questions.

Recommendation of the Board:

              THE BOARD RECOMMENDS A VOTE FOR RATIFICATION OF THE
             APPOINTMENT OF KPMG LLP AS THE COMPANY'S INDEPENDENT
               AUDITORS FOR THE FISCAL YEAR ENDING JUNE 30, 2000

      COMMON STOCK OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT


  The following table sets forth certain information with respect to beneficial ownership of our common stock as of September 30, 1999, as to:

    . each person (or group of affiliated persons) known by us to own beneficially more than 5% of our outstanding common stock,
    .  each of our directors,
    . each of the executive officers named in the summary compensation table (the "Named Executive Officers"), and
    .  all directors and executive officers as a group.

  Except as indicated in the footnotes to this table and under applicable community property laws, to our knowledge, the persons named in the table have sole voting and investment power with respect to all shares of common stock. Options exercisable on or before November 30, 1999, are included as shares beneficially owned. For the purposes of calculating percent ownership, as of June 30, 1999, 31,213,094 shares were issued and outstanding, and, for any individual who beneficially owns shares represented by options exercisable on or before November 30, 1999, these shares are treated as if outstanding for that person, but not for any other person. Unless otherwise indicated, the address of each of the individuals named below is: c/o Phone.com, Inc., 800 Chesapeake Drive, Redwood City, California 94063.

                                                                                Amount and Nature
                              Name and Address                                    of Beneficial             Percent of Common
                              -----------------                                      Ownership                     Stock
                                                                            -----------------------      --------------------
Alain Rossmann(1)............................................................     3,723,582                      11.9%
Roger Evans(2)...............................................................     3,037,476                       9.7%
   c/o Greylock Management
   One Federal Street
   Boston, MA 02110
Andrew Verhalen(3)...........................................................     3,037,475                       9.7%
   c/o Matrix Partners
   Bay Colony Corporate Center
   1000 Winter Street, Suite 4500
   Waltham, MA 02154
Greylock Equity Limited Partnership..........................................     3,004,143                       9.6%
   c/o Greylock Management
   One Federal Street
   Boston, MA 02110
Entities affiliated with Matrix Partners(4)..................................     3,004,142                       9.6%
   Bay Colony Corporate Center
   1000 Winter Street, Suite 4500
   Waltham, MA 02154
Charles Parrish(5)...........................................................       754,072                       2.4%
David Kronfeld(6)............................................................       635,763                       2.0%
   c/o JK&B Capital
   205 North Michigan Avenue, Suite 808
   Chicago, IL 60601
Andrew Laursen(7)............................................................       598,677                       1.9%
Malcolm Bird(8)..............................................................        55,195                       *
Reed Hundt(9)................................................................        49,999                       *
Maurice Jeffery(10)..........................................................        43,437                       *
All directors and executive officers as a group (12 persons).................    12,396,300                      39.2%

--------------

 *   Less than 1%.
(1) Includes 74,832 shares held by Platane Fund and 32,584 shares held by Mr. Rossmann's minor children. Mr. Rossmann is the manager of Platane Fund, and disclaims beneficial ownership of these shares except to the extent of his pecuniary interest therein.
(2) Consists of 33,333 shares issuable upon exercise of outstanding options exercisable on or before November 30, 1999 and 3,004,143 shares held by Greylock Equity Limited Partnership. Mr. Evans is a director of Phone.com and a general partner of Greylock Equity GP Limited Partnership, the general partner of Greylock Equity Limited Partnership. Mr. Evans disclaims beneficial ownership of these shares except to the extent of his pecuniary interest therein. The other general partners of Greylock Equity GP Limited Partnership with whom Mr. Evans shares voting and dispositive powers over these shares are Henry F. McCance, Howard E. Cox, Jr., David N. Strohm, William W. Helman and William S. Kaiser.
(3) Consists of 33,333 shares issuable upon exercise of outstanding options exercisable on or before November 30, 1999, 2,853,936 shares held by Matrix Partners IV, L.P. and 150,206 shares held by Matrix IV Entrepreneurs Fund. Mr. Verhalen is a director of Phone.com and a general partner of Matrix Partners, the general partner of each of Matrix Partners IV, L.P. and Matrix IV Entrepreneurs Fund. Mr. Verhalen disclaims beneficial ownership of these shares except to the extent of his pecuniary interest therein. The other general partners of Matrix Partners with whom Mr. Verhalen shares voting and dispositive powers over these shares are Paul J. Ferri, W. Michael Humphreys, Timothy A. Barrows and Andrew Marcuvitz.
(4) Consists of 2,853,936 shares held by Matrix Partners IV, L.P. and 150,206 shares held by Matrix IV Entrepreneurs Fund. Mr. Verhalen is a director of Phone.com and a general partner of Matrix Partners, the general partner of each of Matrix Partners IV, L.P. and Matrix IV Entrepreneurs Fund. Mr. Verhalen disclaims beneficial ownership of these shares except to the extent of his pecuniary interest therein. The other general partners of Matrix Partners with whom Mr. Verhalen shares voting and dispositive powers over these shares are Paul J. Ferri, W. Michael Humphreys, Timothy A. Barrows and Andrew Marcuvitz.
(5) Includes 1,250 shares issuable upon exercise of outstanding options exercisable on or before November 30, 1999.
(6) Consists of 33,333 shares issuable upon exercise of outstanding options exercisable on or before November 30, 1999, 401,620 shares held by JK&B Capital, L.P. and 200,810 shares held by JK&B Capital II, L.P. Mr. Kronfeld is a director of Phone.com and general partner of JK&B Capital, the general partner of JK&B Capital, L.P. and JK&B Capital II, L.P. Mr. Kronfeld disclaims beneficial ownership of these shares except to the extent of his pecuniary interest therein. The other general partners of JK&B Capital with whom Mr. Kronfeld shares voting and dispositive powers over these shares are George Spencer and Eileen Richardson.
(7) Includes 3,332 shares held by Mr. Laursen's minor children and 102,013 shares issuable upon exercise of outstanding options exercisable on or before November 30, 1999.
(8) Includes 54,445 shares issuable upon exercise of outstanding options exercisable on or before November 30, 1999.
(9) Includes 16,666 shares held by Charles Ross Investment Fund Number 6, which is affiliated with Charles Ross Partners, LLC, of which Mr. Hundt is a principal. Mr. Hundt disclaims beneficial ownership of such shares except to the extent of his pecuniary interest therein. Also includes 33,333 shares issuable upon exercise of outstanding options exercisable on or before November 30, 1999.
(10) Includes 28,856 shares issuable upon exercise of outstanding options exercisable on or before November 30, 1999.

                                   MANAGEMENT

Executive Officers

   Our executive officers and their ages as of September 30, 1999 are as follows:

Name                                    Age      Position
----                                    ---      --------
Alain Rossmann  ....................    43       Chairman and Chief Executive Officer

Charles Parrish  ...................    52       Executive Vice President and Director

Alan Black  ........................    39       Vice President, Finance and Administration, Chief Financial Officer
                                                 and Treasurer

Andrew Laursen  ....................    41       Vice President, Product Development and Engineering

Benjamin Linder  ...................    33       Vice President, Marketing

Maurice Jeffery  ...................    35       Vice President, North America Sales

Tony Miranzadeh  ...................    36       Vice President of Sales and Business Development, Asia Pacific and
                                                 Latin America

Malcolm Bird  ......................    43       Managing Director, Phone.com (Europe) Ltd.

   For biographical summaries of Alain Rossmann and Charles Parrish, see "Election of Directors."

   Alan Black. Mr. Black joined Phone.com as Vice President of Finance and Administration and Chief Financial Officer in August 1997 and was appointed to the additional office of Treasurer in September 1997. Mr. Black was Chief Financial Officer of Vicor, Inc., a provider of Internet information capture and delivery systems for financial services firms, from August 1992 to August 1997. Prior to his tenure at Vicor, Mr. Black was with KPMG LLP between 1982 and 1992, most recently with the firm's High Technology practice. Mr. Black holds a Bachelor of Commerce and a graduate diploma in Public Accountancy from McGill University. Mr. Black is a member of the California Society of Certified Public Accountants and the Canadian Institute of Chartered Accountants.

   Andrew Laursen. Mr. Laursen joined Phone.com as Vice President of Product Development and Engineering in June 1996, after working from August 1986 to June 1996 at Oracle Corporation, most recently as the Vice President and general manager of the Network Computer Division. Prior to this position, he pioneered Oracle's efforts in the area of digital video and worked in various management and development roles in the database server division. Before working at Oracle, Mr. Laursen was employed with Tolerant Systems, a computer systems company, where he was responsible for the development of their fault-tolerant UNIX file system. Mr. Laursen began his career at AT&T Bell Laboratories. He holds a B.S. degree in Computer Science from Michigan State University and an M.S. degree in Computer Science from the University of Illinois.

   Benjamin Linder. Mr. Linder joined Phone.com in January 1996 as Vice President of Product Management and was appointed as Vice President of Marketing in October 1996. From July 1987 to December 1995 Mr. Linder worked at Oracle Corporation, where he most recently served as Vice President of Marketing, co-founding Oracle's New Media Division in 1992. Prior to working in the New Media division of Oracle, Mr. Linder was Director of Technical Services for the massively parallel processing technology at Oracle. He holds B.S. degrees in Electrical Engineering and Computer Science from the Massachusetts Institute of Technology.

   Maurice Jeffery. Mr. Jeffery joined Phone.com in August 1996 as Director of Business Development and was promoted to Vice President of North American Sales in August 1997. Prior to joining Phone.com, Mr. Jeffery held various management positions, including European Managing Director, at General Magic, Inc., a telecommunications software and services infrastructure company, from September 1994 to August 1996. Prior to working at General Magic, he held various management positions in technical support, business development and marketing at Hewlett-Packard Company from September 1984 to September 1994. Mr. Jeffery holds a B.S. degree in Computer Science and Commercial Studies from GCAT, England.

   Tony Miranzadeh. Tony Miranzadeh joined Phone.com as Vice President of Sales and Business Development, Asia Pacific and Latin America in March 1999. From April 1984 to February 1999, Mr. Miranzadeh held various management positions with Lucent Technologies, including Director of Business Development and Strategy in the United Kingdom, where he was responsible for the commercialization and introduction of third generation wireless technologies. Mr. Miranzadeh also held the position of Director of Sales and Business Development for GSM and CDMA network technologies for the Asia Pacific region. Mr. Miranzadeh holds a B.S. degree in Electrical Engineering from the University of Illinois and an M.S. degree in Electrical and Computer Engineering from the Illinois Institute of Technology.

   Malcolm Bird. Prior to joining Phone.com as Vice President of Europe in September 1997, Mr. Bird worked at Acorn Computer Group, Plc., a computer company, from November 1989 to April 1997, serving most recently as divisional chief executive for the network computing and online media divisions. While at Acorn, Mr. Bird directed the design of Oracle's Network Computer, launched Acorn's entry into the emerging interactive television market and co-founded Advanced RISC Machines, Ltd. (ARM), a joint venture between Acorn, Apple Computer and VLSI Technology. Before working at Acorn, Mr. Bird worked with the PA Consulting Group, a consulting company. Mr. Bird holds a B.S. degree in Mechanical Engineering from Imperial College, London University.

                       COMPENSATION OF EXECUTIVE OFFICERS

     The following table shows the compensation awarded to, earned by or paid to
(a) the individual who served as Phone.com's Chief Executive Officer during the fiscal year ended June 30, 1999, (b) the four other most highly compensated individuals who served as an executive officer of Phone.com during the fiscal year ended June 30 , 1999; and (c) the compensation received by each such individual during the preceding fiscal year.


                           Summary Compensation Table

                                                                                                    Long-Term
                                                                                                  Compensation
                                                                                                     Awards
                                                                                                  -------------
                                                                         Annual Compensation       Securities
                                                                      -------------------------
                                                             Fiscal                                Underlying         All Other
               Name and Principal Position                    Year     Salary($)      Bonus($)     Options(#)      Compensation($)
               ---------------------------                   ------   ------------   ----------   -------------   -----------------
Alain Rossmann                                                 1999    $200,000           --                --           $ 1,092
 Chairman and Chief Executive Officer  ...................     1998     157,500           --                --               806(1)

Charles Parrish                                                1999     180,000       42,840(2)         60,000             1,090(1)
 Executive Vice President  ...............................     1998     167,500      107,352(3)        106,666               935(1)

Andrew Laursen,                                                1999     180,000           --            63,333              1030(1)
 Vice President, Product Development and Engineering......     1998     145,000           --            66,666               833(1)

Maurice Jeffery                                                1999     120,000      511,922(4)         20,000               704(1)
 Vice President, North America Sales  ....................     1998     118,508       56,667(4)         55,000               600(1)

Malcolm Bird                                                   1999     132,480(5)   139,548(4)         13,333            18,000(7)
 Managing Director, Phone.com (Europe) Ltd  ..............     1998     103,000(4)   137,224(6)        120,000            15,000(7)

(1) Consists of life insurance premiums paid by Phone.com.
(2) Consists of monthly payments for housing expenses pursuant to relocation agreement.
(3) Consists of sales commissions, payments for moving and relocation costs and monthly payments for housing expenses pursuant to relocation agreement.
(4) Consists of sales commissions.
(5) Includes auto allowance of approximately $12,480.
(6) Includes auto allowance of approximately $3,000.
(7) Consists of contribution to pension plan.

                     Option/SAR Grants in LAST Fiscal Year

     The following table provides certain information with respect to stock options granted to the Named Executive Officers in the last fiscal year. In addition, as required by Securities and Exchange Commission rules, the table sets forth the hypothetical gains that would exist for the options based on assumed rates of annual compound stock price appreciation during the option term. No stock appreciation rights were granted to these individuals during the year.

                                                                                                        Potential Realizable Value
                                                                                                         at Assumed Annual Rates
                                            Number of       Percentage                                        Of Stock Price
                                             Shares          of Total                                    Appreciation for Option
                                           Underlying         Options        Exercise                            Term(1)
                                          Options/SARs      Granted to      Price per     Expiration   ----------------------------
Name                                     Granted (#s)       Employees (%)     Share ($/sh)   Date             5%             10%
----                                     ------------      -----------     -----------    ----------       -------       ---------
Alain Rossmann  ......................             --               --              --            --            --              --
Charles Parrish  .....................         60,000(2)           2.7%         $16.00     6/10/2009       603,739       1,529,993
Andrew Laursen........................         63,333(2)           2.9           16.00     6/10/2009       637,277       1,614,984
Maurice Jeffery  .....................         20,000(2)           0.9           16.00     6/10/2009       201,246         509,998
Malcolm Bird  ........................         13,333(2)           0.6           16.00     6/10/2009       134,161         339,990


(1) The 5% and 10% assumed annual rates of compounded stock price appreciation are mandated by the Securities and Exchange Commission. There is no assurance provided to any executive officer or any other holder of our securities that the actual stock price appreciation over the 10-year option term will be at the assumed 5% and 10% levels or at any other defined level.
(2) These stock options, which were granted under the 1996 Stock Plan, become exercisable at a rate of 5% of the total number of shares on a monthly basis during the first year after grant, as to an aggregate of 10% of the total number of shares on a monthly basis during the second year after grant, as to an aggregate of 45% of the shares on a monthly basis during the third, fourth and fifth years after grant and as to an aggregate of 40% of the shares on a monthly basis during the sixth and seventh years after grant, as long as the optionee remains an employee with, or consultant to, or director of Phone.com.

              Aggregated Option/SAR Exercises in Last Fiscal Year
                       and Fiscal Year-End Option Values

     The following table sets forth certain information with respect to stock options exercised by the Named Executive Officers during the fiscal year ended June 30, 1999. In addition, the table sets forth the number of shares covered by stock options as of the fiscal year ended June 30, 1999, and the value of "in-the-money" stock options, which represents the positive spread between the exercise price of a stock option and the market price of the shares subject to such option at the end of the fiscal year ended June 30, 1999.


                                                                          Number of Securities          Value of Unexercised
                                        Number of                        Underlying Unexercised        In-the-Money Options at
                                          Shares                       Options at June 30, 1999(#)       June 30, 1999($)(1)
                                       Acquired on        Value        ---------------------------   ---------------------------
Name                                   Exercise(#)    Realized($)(1)   Exercisable   Unexercisable   Exercisable   Unexercisable
----                                   ------------   --------------   -----------   -------------   -----------   -------------
Alain Rossmann  ....................        --              --             --            --                --          --
Charles Parrish  ...................        --              --             --              166,666         --        $ 8,109,298
Andrew Laursen  ....................        --              --              83,333         213,332    $4,634,148      10,735,766
Maurice Jeffrey  ...................                                        21,146          74,273     1,174,996       3,773,272
Malcolm Bird  ......................        --              --              43,750          89,583     2,432,938       4,731,833

(1) The amount set forth represents the difference between the fair market value of the underlying common stock at June 30, 1999 and the exercise price of the option.

  Notwithstanding anything to the contrary set forth in any of Phone.com's filings under the Securities Act of 1933 or the Securities Exchange Act of 1934 that might incorporate future filings, including this Proxy Statement, in whole or in part, the following report and the Stock Performance Graph which follows shall not be deemed to be incorporated by reference into any such filings.

            Compensation Committee Report on Executive Compensation

     The following is a report of the Compensation Committee of the Board of Directors (the "Committee") describing the compensation policies applicable to Phone.com's executive officers during the fiscal year ended June 30, 1999. The Committee is responsible for establishing and monitoring the general compensation policies and compensation plans of Phone.com, as well as the specific compensation levels for executive officers. It also makes recommendations to the Board of Directors concerning the granting of options under Phone.com's stock plans. Executive officers who are also directors have not participated in deliberations or decisions involving their own compensation.

General Compensation Policy

     Phone.com's compensation policy is designed to attract and retain qualified key executives critical to Phone.com's growth and long-term success. It is the objective of the Board to have a portion of each executive's compensation contingent upon Phone.com's performance as well as upon the individual's personal performance. Accordingly, each executive officer's compensation package is comprised of three elements: (i) base salary which reflects individual performance and expertise, (ii) variable bonus awards payable in cash and tied to the achievement of certain performance goals that the Board establishes from time to time for Phone.com and (iii) long-term stock-based incentive awards which are designed to strengthen the mutuality of interests between the executive officers and Phone.com's stockholders.

     The summary below describes in more detail the factors which the Board of Directors considers in establishing each of the three primary components of the compensation package provided to the executive officers.

Base Salary

     The level of base salary is established primarily on the basis of the individual's qualifications and relevant experience, the strategic goals for which he or she has responsibility, the compensation levels at companies which compete with Phone.com for business and executive talent, and the incentives necessary to attract and retain qualified management. Base salary is adjusted each year to take into account the individual's performance and to maintain a competitive salary structure.

Cash-Based Incentive Compensation

     Cash bonuses are awarded on a discretionary basis to executive officers on the basis of their success in achieving designated individual goals and Phone.com's success in achieving specific company-wide goals, such as customer satisfaction, revenue growth and earnings growth.

Long-Term Incentive Compensation

     Phone.com has utilized its stock option plans to provide executives and other key employees with incentives to maximize long-term stockholder value. Awards under this plan by the Board take the form of stock options designed to give the recipient a significant equity stake in Phone.com and thereby closely align his or her interests with those of Phone.com's stockholders. Factors considered in making such awards include the individual's position in Phone.com, his or her performance and responsibilities, and industry practices and norms. Long-term incentives granted in prior years and existing level of stock ownership are also taken into consideration.

     Each option grant allows the executive officer to acquire shares of Common Stock at a fixed price per share (the fair market value on the date of grant) over a specified period of time (up to 10 years). Options granted to the executive officers prior to calendar 1999, typically vested in periodic installments over a four-year period. The options granted to the executive officers in June 1999 vest over a seven year period and the Company expects that future options granted to executive officers will also vest over a seven year period. Accordingly, the option will provide a return to the executive officer only if he or she remains in Phone.com's service, and then only if the market price of the Common Stock appreciates over the option term.

Compensation of the Chief Executive Officer

     Alain Rossmann has served as Phone.com's Chief Executive Officer since January 1995. His base salary for fiscal 1999 was $200,000. The Compensation Committee determines Mr. Rossman's base salary after evaluating a number of factors including salaries of chief executive officer's of companies of similar size in the industry, his performance and Phone.com's performance. Since Mr. Rossmann as founder of Phone.com owns a significant number of shares of Common Stock, the Board has not granted Mr. Rosssmann options to purchase additional shares of Common Stock.

Deductibility of Executive Compensation

     The Committee has considered the impact of Section 162(m) of the Internal Revenue Code adopted under the Omnibus Budget Reconciliation Act of 1993, which section disallows a deduction for any publicly held corporation for individual compensation exceeding $1 million in any taxable year for the CEO and four other most highly compensated executive officers, respectively, unless such compensation meets the requirements for the "performance-based" exception to
Section 162(m). As the cash compensation paid by Phone.com to each of its executive officers is expected to be below $1 million and the Committee believes that options granted under Phone.com's 1995 Stock Plan and 1996 Stock Plan to such officers will meet the requirements for qualifying as performance-based, the Committee believes that Section 162(m) will not affect the tax deductions available to Phone.com with respect to the compensation of its executive officers. It is the Committee's policy to qualify, to the extent reasonable, its executive officers' compensation for deductibility under applicable tax law. However, Phone.com may from time to time pay compensation to its executive officers that may not be deductible.

               Compensation Committee:
               Roger Evans
               Andrew Verhalen

Compensation Committee Interlocks and Insider Participation

     The Compensation Committee of the Board of Directors currently consists of Roger Evans and Andrew Verhalen. No member of the Compensation Committee or executive officer of Phone.com has a relationship that would constitute an interlocking relationship with executive officers or directors of another entity.

                   TRANSACTIONS WITH MANAGEMENT AND DIRECTORS

  The following officers and one director issued full recourse promissory notes to Phone.com to purchase restricted stock under the 1995 Stock Plan and the 1996 Stock Plan. The full principal amount and accrued interest under each note remain outstanding. The terms of the notes are summarized below:

                                                                       Principal
                   Name                          Date of Note           Amount              Date Due          Interest Rate
                   ----                      --------------------   ---------------   --------------------   ---------------
  Alan Black  ...........................        October 31, 1997          $ 52,000       October 31, 2001             6.24%
                                                    July 20, 1998          $123,750          July 20, 2002             5.49%

  Andrew Laursen  .......................           July 11, 1996          $ 85,000          July 11, 2000             6.48%

  Benjamin Linder  ......................           July 11, 1996          $ 23,800          July 11, 2000             6.48%

  Reed Hundt  ...........................          April 16, 1999          $200,000         April 16, 2004             5.28%

  We have entered into indemnification agreements with our officers and directors containing provisions requiring us to, among other things, indemnify our officers and directors against liabilities that may arise by reason of our status or service as officers or directors (other than liabilities arising from willful misconduct of a culpable nature) and to advance their expenses incurred as a result of any proceeding against them as to which they could be indemnified.

  We have entered into agreements with each of our executive officers which provide that if the officer's employment is terminated involuntarily other than for cause within 18 months following a change of control transaction, then subject to limitations, the vesting of any stock option or restricted stock held by the officer shall be automatically accelerated so that the option or restricted stock becomes completely vested.

  We entered into a relocation agreement with Charles Parrish on December 23, 1996 pursuant to which we have agreed to pay Mr. Parrish a housing allowance of $3,570 per month starting in September 1996 through the earlier of August 2003 or the date that Mr.

Parrish's terminates employment with the Company. We have also entered into a loan agreement with Mr. Parrish on December 23, 1996, under which we have agreed to lend Mr. Parrish $300,000 less the aggregate amount of all payments made to him under the relocation agreement upon Mr. Parrish's request before August 1, 2003 in order to assist him in purchasing a residence. In addition, we have agreed to pay Mr. Parrish a severance payment equal to six months of his base salary if Mr. Parrish's employment with us is involuntarily terminated.

  We have entered into a letter agreement with Malcolm Bird on August 18, 1997, which provides that if Mr. Bird's employment with us is involuntarily terminated by us other than for cause, he will receive a severance payment equal to six months of his base salary and continue to receive his medical insurance benefits for a period of six months following his termination.

  In connection with Mr. Hundt's appointment as a director in April 1999, he received a stock option to purchase 33,333 shares of common stock at an exercise price of $12.00 per share under our 1996 Stock Plan. This option is fully exercisable as of the date of grant. In addition, in April 1999, we issued and sold 16,667 shares of common stock to Mr. Hundt at a purchase price of $12.00 shares under our 1996 stock plan. The aggregate purchase price of $200,000 was paid by Mr. Hundt through the issuance of a full recourse promissory note, which bears interest at the rate of 5.28% per annum. The principal and interest under this note become due and payable on the earlier of April 16, 2004 or the date of termination of Mr. Hundt's employment or consulting relationship with Phone.com.

                            STOCK PERFORMANCE GRAPH

     The following graph compares the cumulative total stockholder return data for Phone.com's stock since June 11, 1999 (the date on which Phone.com's stock was first registered under Section 12 of the Securities Exchange Act of 1934, as amended) to the cumulative return over such period of (i) The Nasdaq Stock Market (U.S.) Index and (ii) The Nasdaq Telecommunications Index. The graph assumes that $100 was invested on June 11, 1999, the date on which Phone.com completed the initial public offering of its Common Stock, in the Common Stock of Phone.com and in each of the comparative indices. The graph further assumes that such amount was initially invested in the Common Stock of Phone.com at a per share price of $16.00, the price to which such stock was first offered to the public by Phone.com on the date of its initial public offering, and reinvestment of any dividends. The stock price performance on the following graph is not necessarily indicative of future stock price performance.

                COMPARISON OF 3 MONTH CUMULATIVE TOTAL RETURN *

          AMONG PHONE.COM, INC., THE NASDAQ STOCK MARKET (U.S.) INDEX

                    AND THE NASDAQ TELECOMMUNICATIONS INDEX



                        [PERFORMANCE GRAPH APPEARS HERE]





* Assumes $100 invested on June 11, 1999 in stock or index, including reinvestment of dividends. Fiscal year ending June 30, 1999.

                                                                      06/11/99            06/30/99            08/31/99
                                                                      --------            --------            --------
       Phone.com, Inc.                                                  100                 350.00              738.28
       The Nasdaq Stock Market (U.S.) Index                             100                 108.24              110.88
       The Nasdaq Telecommunications Index                              100                  98.19               91.66

     DEADLINE FOR RECEIPT OF STOCKHOLDER PROPOSALS FOR 2000 ANNUAL MEETING

     Proposals of stockholders intended to be included in Phone.com's proxy statement for the 2000 Annual Meeting of Stockholders, including nominations of persons to the Board of Directors, must be received by Alan Black, Phone.com, Inc., at 800 Chesapeake Drive, Redwood City, California 94063, no later than July 15, 2000. For business to be brought before an annual meeting by a stockholder at the 2000 Annual Meeting of Stockholders, the stockholder must give notice of such matter in the manner prescribed in Phone.com's bylaws not less than 20 days nor more than 90 days prior to the first anniversary of the 1999 Annual Meeting; provided, however, that in the event that the date of such annual meeting is more than 30 days prior to or more than 60 days after such anniversary date, notice by the stockholder must be so delivered not earlier than the 90th day prior to such annual meeting and not later than the close of business on the later of the 20th day prior to such annual meeting or the 10th day following the day on which public announcement of the date of such meeting is first made. For a stockholder to nominate persons for election to the Board of Directors, in addition to the requirements of the previous sentence, the stockholder must provide notice in the manner prescribed in Phone.com's bylaws not less than 60 days nor more than 90 days prior to the meeting; provided, however, that in the event that less than 60 days' notice or prior public disclosure of the date of the meeting is given or made to stockholders, notice by the stockholder to be timely must be so received not later than the close of business on the 10th day following the day on which such notice of the date of the meeting was mailed or such public disclosure was made

            SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

      Section 16(a) of the Exchange Act requires Phone.com's directors, executive officers and persons who own more than 10% of Phone.com's Common Stock (collectively, "Reporting Persons") to file with the Securities and Exchange
                -----------------
Commission ("SEC") initial reports of ownership and changes in ownership of
             ---
Phone.com's Common Stock. Reporting Persons are required by SEC regulations to furnish Phone.com with copies of all Section 16(a) reports they file. To Phone.com's knowledge, based solely on its review of the copies of such reports received or written representations from certain Reporting Persons that no other reports were required, Phone.com believes that during its fiscal year ended June 30, 1999, all Reporting Persons complied with all applicable filing requirements except as follows: Messrs. Bird, Jeffrey, Laursen, Linder, Miranzadeh, and Parrish each filed forms late with respect to options granted in June 1999.

                                 OTHER MATTERS

     The Board knows of no other business that will be presented to the Annual Meeting. If any other business is properly brought before the Annual Meeting, proxies in the enclosed form will be voted in respect thereof as the proxy holders deem advisable.

     It is important that the proxies be returned promptly and that your shares be represented. Stockholders are urged to mark, date, execute and promptly return the accompanying proxy card in the enclosed envelope.

                                    By Order of the Board of Directors,


                                    Alan Black
                                    Chief Financial Officer
                                    Vice President of Finance and
                                    Administration, and Treasurer


November 11, 1999,
Redwood City, California

         THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
                         OF PHONE.COM, INC. FOR THE
         ANNUAL MEETING OF STOCKHOLDERS TO BE HELD DECEMBER 17, 1999


     The undersigned stockholder of Phone.com, Inc., a Delaware corporation, ("Phone.com") hereby acknowledges receipt of the Notice of Annual Meeting of Stockholders and Proxy Statement, each dated November 11, 1999 , and hereby appoints Alain Rossmann and Alan Black or either of them, proxies and attorneys-in-fact, with full power to each of substitution, on behalf and in the name of the undersigned, to represent the undersigned at the Annual Meeting of Stockholders of Phone.com, Inc. to be held on Friday, December 17, 1999 at 2:00 p.m., local time, at The Stanford Park Hotel, 100 El Camino Real, Menlo Park, CA 94025 and at any adjournment or postponement thereof, and to vote all shares of Common Stock which the undersigned would be entitled to vote if then and there personally present, on the matters set forth below:

     1.  ELECTION OF DIRECTORS:

         ___  FOR all nominees listed below (except as indicated).

         ___  WITHHOLD authority to vote for all nominees listed below.

         If you wish to withhold authority to vote for any individual nominee, strike a line through that nominee's name in the list below:

          Alain Rossmann

          Charles Parrish

          Roger Evans

          Reed Hundt

          David Kronfeld

          Andrew Verhalen

     2. PROPOSAL TO AMEND THE AMENDED AND RESTATED CERTIFICATE OF INCORPORATION OF PHONE.COM TO INCREASE THE NUMBER OF AUTHORIZED SHARES OF COMMON STOCK FROM 100,000,000 TO 250,000,000:

          ____FOR       ____AGAINST     ____ABSTAIN


     3. PROPOSAL TO RATIFY THE APPOINTMENT OF KPMG AS THE INDEPENDENT AUDITORS OF PHONE.COM FOR THE FISCAL YEAR ENDING JUNE 30, 2000:

          ____FOR    ____AGAINST    ____ABSTAIN

and, in their discretion, upon such other matter or matters that may properly come before the meeting and any postponement(s) or adjournment(s) thereof.

               PLEASE SIGN ON REVERSE SIDE AND RETURN IMMEDIATELY

THIS PROXY WILL BE VOTED AS DIRECTED OR, IF NO CONTRARY DIRECTION IS INDICATED, WILL BE VOTED AS FOLLOWS: (1) FOR THE ELECTION OF DIRECTORS; (2) FOR APPROVAL OF THE AMENDMENT TO THE AMENDED AND RESTATED CERTIFICATE OF INCORPORATION OF PHONE.COM TO INCREASE THE NUMBER OF AUTHORIZED SHARES OF COMMON STOCK FROM 100,000,000 TO 250,000,000; (3) FOR RATIFICATION OF THE APPOINTMENT OF KPMG LLP AS THE INDEPENDENT AUDITORS OF PHONE.COM FOR THE FISCAL YEAR ENDING JUNE 30, 2000; AND AS SAID PROXIES DEEM ADVISABLE ON SUCH OTHER MATTERS AS MAY COME BEFORE THE MEETING.



_______________________________________    Date:__________________________
Signature


_______________________________________    Date:__________________________
Signature

(This Proxy should be marked, dated, signed by the stockholder(s) exactly as his or her name appears hereon, and returned promptly in the enclosed envelope. Persons signing in a fiduciary capacity should so indicate. If shares are held by joint tenants or as community property, both should sign.)